Exhibit 99

Contact:

Lewis Foulke and Carol Jones
First Washington FinancialCorp
(609) 426-1000

FIRST WASHINGTON FINANCIALCORP
ANNOUNCES 5 FOR 4 STOCK SPLIT

     WINDSOR, NEW JERSEY, January 29, 2004 – First Washington FinancialCorp (NASDAQ: “FWFC”) announced today that its Board of Directors has approved a 5 for 4 stock split payable on March 1, 2004 to shareholders of record as of February 16, 2004.

     Mr. Abraham S. Opatut, Chairman of the Board, stated: “This stock split shows our Board’s continued efforts to increase and enhance shareholder value. This marks the 12th consecutive year in which we have either declared a stock split or a stock dividend. We want to continue to reward our shareholders for their support of the Company.”

     Mr. C. Herbert Schneider, President and Chief Executive Officer, stated: “The stock split shows the Board’s confidence in the Company’s execution of our business plan.”

     First Washington FinancialCorp is the holding company for First Washington State Bank. The Bank maintains its headquarters in Windsor, New Jersey and has 15 banking offices located in Mercer, Monmouth and Ocean counties, New Jersey. In addition, the Company is a joint venture partner in Windsor Title Agency, LLP, a general title agency located in Lakewood, NJ. For more information on the Company or the Bank call (800) 992-FWSB or visit the Bank’s website at www.FWSB.com.

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